UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2007

GUITAR CENTER, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-22207	95-4600862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5795 Lindero Canyon Road Westlake Village, California		91362
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 735-8800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

First Amendment to Lease. On June 1, 2007, Guitar Center, Inc., entered into a First Amendment to Lease with 5795 Lindero Canyon, L.P. The First Amendment to Lease amends the company’s lease agreement for a portion of its corporate headquarters located at 5795 Lindero Canyon Road, Westlake Village, California, dated December 15, 2001, to (i) extend the term of the lease for a period of eight years, with a new expiration date of April 14, 2017, (ii) adjust the base rent payable during the extension period, (iii) provide the company with two options to further extend the lease, each with an option period of five years, and (iv) provide the company with a right of first refusal to purchase the property. The summary provided above is qualified by the full text of the amendment, which is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to Lease, dated as of June 1, 2007

* * * * * * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUITAR CENTER, INC.

Date: June 5, 2007
	By:	/s/ Leland P. Smith
Leland P. Smith, Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Lease, dated as of June 1, 2007